Exhibit 10.22

MYFIZIQ COMMERCIAL CONTRACT

CONTRACT REFERENCE: MYQ010007

DATE OF AGREEMENT

This Commercial Contract is applicable from 01/04/2019.

PARTIES

MyFiziq Limited ABN 85 602 111 115 of Unit 5, 71-73 South Perth Esplanade, South Perth Western Australia 6151 (“MyFiziq”), (“Licensor”).

Body Composition Technologies Pty Limited ABN 17 620 646 531 of Unit 5, 71-73 South Perth Esplanade, South Perth Western Australia 6151 (“BCT”), (“Licensee”).

RECITALS

A.	Intellectual Property Rights are documented in the IP Licence Agreement between MyFiziq and BCT dated 22/09/2017.
B.	The Licensee sector (Field) rights are documented in the IP Licence Agreement between MyFiziq and BCT dated 22/09/2017 and in the shareholders Deed between MyFiziq and BCT dated on or about the 22nd of September, 2017 or as subsequently amended from time to time.
C.	The Licensee has the right to exploit the Licensed SDKs from MyFiziq in the Licensee Field as documented in the IP Licence Agreement.
D.	The Licensee wishes to engage the Licensor, and the Licensor wishes to accept the engagement, to perform the Services, on the following terms and conditions.

THE PARTIES AGREE AS FOLLOWS:

1.	Subsequent agreements

Within thirty (30) days of the Commencement Date, the parties agree to enter into:

1.	a Data Processing Agreement which documents both parties’ requirements under data protection laws including the Privacy Act and GDPR in relation to the processing of Active User data on the MyFiziq Services.

2.	a Support Agreement which documents the support services to be provided by MyFiziq during the contract Term, the steps for reporting issues / incidents, as well as response and resolution time frames.

The Software Development Kit EULA shown in Schedule 4 will be used by the Licensee to document the rights and obligations in relation to any Software Development Kit EULA with third parties.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Definitions and Interpretation

Definitions

In this Commercial Contract, the following words have the following meanings, unless expressly agreed otherwise:

3D Model means a virtual 3D representation of a User's human body shape.

Active User means a single user of the Licensed SDKs who can be identified by a unique identification reference, email address or username who has either created or accessed an account in MyFiziq’s Platform via the Licensee Field.

Additional Commercial Contract means as specified in clause 3.1.

Australian Consumer Law means schedule 2 to the Competition and Consumer Act

2010 (Cth).

Avatar means 3D Model.

Business Day means Monday – Friday excluding public holidays In Western Australia.

Business Hours means 9:00am – 5:00pm on Business Days.

Commencement Date means the Commencement Date as set out in Schedule 1.

Commercial Contract means this MyFiziq Commercial Contract including Schedules 1, 2, 3 and 4.

Confidential Information means as defined in clause 0.

Documentation means as set out in Schedule 1.

EULA means the MyFiziq Software Development Kit End User Licence Agreement.

Fees means as set out in Schedule 1.

Force Majeure Event means war, strike, lockout, natural disaster, flood, earthquake, act of God, or other circumstances beyond the reasonable control of MyFiziq.

GDPR means the General Data Protection Regulation (GDPR) (EU) 2016/679.

GST has the meaning given by the A New Tax System (Goods and Services Tax) Act

1999 (Cth)).

Initial Term means the initial term set out in Schedule 1. The Initial Term commences on the Commencement Date.

Insolvency Event means: (a) where the party is an individual, that party commits an act of bankruptcy or is declared bankrupt or insolvent or that party's estate otherwise becomes liable to be dealt with under any law relating to bankruptcy or insolvency; or (b) where the party is a company, (b) the party ceases to (or is unable to) pay its creditors (or any class of them) in the ordinary course of business, (c) a receiver, receiver and manager, administrator, liquidator or similar officer is appointed to the party, (d) the party enters into, or resolves to, enter into, a scheme or arrangement, compromise or composition with any class of creditors; (e) a resolution is passed or an application to a court is taken for the winding up, dissolution or administration of the party, (f) any liquidator, receiver or manager enters into possession of any of the assets of the party, (g) the party applies for, consents to, or acquiesces in the appointment of a trustee or receiver, or (h) except to reconstruct or amalgamate while solvent on terms approved by the other party, the party enters into or resolves or proposes to enter into a scheme of arrangement, compromise or re-construction with any of its creditors or members.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Intellectual Property Rights means all copyright, trademark rights, patent rights, and design rights, whether registered or unregistered, and all other rights to intellectual property as defined under article 2 of the convention establishing the World Intellectual Property Organization, and all rights to enforce any of the foregoing rights.

Licensee means as set out on the first page of this Agreement.

Licensee Field means the medical, insurance and medical research sectors as documented in the IP Licence Agreement between MyFiziq and BCT dated 22/09/2017.

Licensee Materials means software, data, logos and other materials and information supplied by or on behalf of the Licensee to MyFiziq in connection with this Commercial Contract. For the avoidance of doubt, Licensee Materials do not include the Licensed SDKs or Platform or the Documentation.

Licensed SDKs means as specified in Schedule 1.

Licensor means as set out on the first page of this Agreement.

Moral Rights has the meaning given to that term in the Copyright Act 1968 (Cth).

Payment Terms means as set out in Schedule 1.

Personal Property Securities Register means the Personal Property Securities Register established under the Personal Property Securities Act 2009 (Cth).

Platform means as specified in Schedule 1. Privacy Act means the Privacy Act 1988 (Cth). Renewal Term means as set out in clause 2.2.

SDK has the meaning given to it in the EULA in Schedule 4.

SDK Documentation means as set out in Schedule 1.

SDK support means as set out in clause 3 of the EULA in Schedule 4.

Services means the Implementation Services in clause 4, and the Cloud Services in clause 5.

Silhouette means the image of a user represented as a solid shape or a single colour, with the interior of a silhouette being featureless.

Term means the Initial Term and any Renewal Terms.

User means Active User.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

1.1.	Interpretation

In this Commercial Contract:

(a)	Headings and underlining’s are for convenience only and do not affect the construction of this Commercial Contract.

(b)	A provision of this Commercial Contract will not be interpreted against a party because the party prepared or was responsible for the preparation of the provision, or because the party's legal representative prepared the provision.

(c)	A reference to a statute or regulation includes amendments thereto.

(d)	A reference to a clause, subclause or paragraph is a reference to a clause, subclause or paragraph of this Commercial Contract.

(e)	A reference to a subclause or paragraph is a reference to the subclause or paragraph in the clause in which the reference is made.

(f)	The recitals are correct and form part of this Commercial Contract.

(g)	A reference to time is to time in Western Australia.

(h)	A reference to a person includes a reference to an individual, a partnership, a company, a joint venture, government body, government department, and any other legal entity.

(i)	The words "includes", "including" and similar expressions are not words of limitation.

(j)	To the extent of any inconsistency between the provisions of this Commercial Contract and the IP Licence Agreement between MyFiziq and BCT dated 22/09/2017 the IP Licence Agreement shall prevail.

(k)	To the extent of any inconsistency between the provisions of this Commercial Contract and the Shareholders Deed between MyFiziq and BCT dated on or about the 22nd of September, 2017 or as subsequently amended from time to time the Shareholders Deed shall prevail.

(l)	To the extent of any inconsistency between the provisions of the EULA, or Support Agreement and this Commercial Contract, this Commercial Contract will prevail.

(m)	To the extent of any inconsistency between the provisions of the Data Processing Agreement, and this Commercial Contract, this Commercial Contract will prevail, except where inconsistent with the Privacy Act, the GDPR and any other applicable data protection laws (collectively, "Data Protection Laws") in which case the interpretation provisions of the relevant Data Protection Laws will prevail.

(n)	Reference to A$ is to Australian currency, and US$ is to the currency of the United States of America.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

2.	Term

2.1.	The Contract commences on the Commencement Date and shall continue for the Initial Term.

2.2.	Upon expiry of the Initial Term, the Contract shall automatically renew for subsequent terms each equivalent to the length of the Initial Term (each a "Renewal Term"), until and unless terminated earlier:

(a)	by either party providing at least 90 days written notice prior to the expiry of the Initial Term or the then subsequent Renewal Term, in which case if such notice is provided this Commercial Contract will terminate at the expiry of the Initial Term or the then current Renewal Term; or

(b)	otherwise in accordance with this Commercial Contract.

3.	Additional Commercial Contracts

3.1.	The Parties may enter into further commercial contracts (each an Additional Commercial Contract) by completing and executing an agreement in the form set out in Schedule 3.

3.2.	Where the Parties enter into an Additional Commercial Contract, the terms of this Commercial Contract will be incorporated into the Additional Commercial Contract and apply with the necessary changes.

4.	Implementation Services

4.1.	MyFiziq will supply the Licensee with the Licensed SDKs, Documentation and setup the Platform free of charge to the Licensee.

4.2.	MyFiziq will also provide services (“Implementation Services”) which will be charged as per the Ad Hoc rate for the specific level required to provide assistance in Schedule 2 – Additional Fees.

5.	Cloud Services

5.1.	Once the Platform has been setup, MyFiziq will also provide the following cloud monitoring services (“Cloud Services”):

(a)	MyFiziq will provide 24/7 monitoring of the Platform through a third-party managed service from Itoc Pty Ltd (“Itoc”) ABN: 17 156 344 811 of 6D / 31 James Street, Fortitude Valley, Brisbane, Queensland, Australia, 4008.

(b)	Cloud monitoring will be charged as per the Monitoring Fees in Schedule 1.

6.	Fees

6.1.	The Licensee must pay the Fees to MyFiziq in accordance with the Payment Terms.

6.2.	The Fees are exclusive of all taxes, duties and customs including GST and the Licensee agrees to pay MyFiziq all taxes, duties and customs, including GST, in respect of any Supply (as that term is defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth)) made by MyFiziq under this Commercial Contract. The Licensee must pay all such taxes, duties and customs, including GST, at the same time as the Fees.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

7.	Ownership of Intellectual Property

7.1.	All Intellectual Property Rights owned by or proprietary to, a party as at the date of this Commercial Contract will at all times remain owned by that party.

7.2.	The Licensee agrees and acknowledges that this Commercial Contract does not transfer or assign any Intellectual Property Rights to it.

8.	Liability

8.1.	Neither party is liable to the other party for any indirect, special or consequential loss or damage incurred by the other party, including liability for loss of profits, loss of business opportunity, loss of savings, or loss of data.

8.2.	For any loss that is not otherwise excluded, MyFiziq is only liable for loss directly incurred by the Licensee as a result of one or more breaches by MyFiziq of its obligations under this Commercial Contract. However, MyFiziq's liability for all such direct loss (i.e. for any loss or damage which falls under the first limb of Hadley v Baxendale (1854) 9 ex 341 being that which arises naturally, according to the usual course of things) is capped, in the aggregate, at an amount equivalent to the Fees paid by the Licensee under this Commercial Contract, and which cap is reduced to the extent the Licensee or any Force Majeure Event caused or was responsible for such loss.

8.3.	The goods and services supplied under this Commercial Contract may come with implied non-excludable guarantees which are regulated by the Australian Consumer Law. The extent of the implied guarantees depends on whether the Licensee is a 'consumer' of goods or services within the meaning of that term pursuant to the Australian Consumer Law as amended. Where the Licensee is a 'consumer' for the purposes of the Australian Consumer Law, MyFiziq is required to provide and shall be deemed to have provided the following mandatory statement to the Licensee: "Our goods come with guarantees that cannot be excluded under the Australian Consumer Law. You are entitled to a replacement or refund for a major failure and for compensation for any other reasonably foreseeable loss or damage. You are also entitled to have the goods repaired or replaced if the goods fail to be of acceptable quality and the failure does not amount to a major failure."

8.4.	If the goods or services supplied by MyFiziq to the Licensee are supplied to the Licensee as a 'consumer' of goods or services within the meaning of that term in the Australian Consumer Law as amended the Licensee will have the benefit of certain non-excludable rights and remedies in respect of the goods or services and nothing in these terms and conditions excludes or restricts or modifies any condition, warranty, guarantee, right or remedy which pursuant to the Competition and Consumer Act 2010 (Cth) is so conferred. However,

8.5.	If the goods or services are subject to a non-excludable condition, warranty, guarantee, right or remedy implied by the Australian Consumer Law and the goods or services are not ordinarily acquired for personal, domestic or household use or consumption, then pursuant to s 64A of the Australian Consumer Law, MyFiziq limits its liability for breach of any such non-excludable warranty, guarantee, right or remedy implied by the Australian Consumer Law (other than a guarantee implied by sections 51, 52 or 53 of the Australian Consumer Law) or expressly given by MyFiziq to the Licensee, in respect of each of the goods and services, where it is fair and reasonable to do so, at the option of MyFiziq, to one or more of the following:

(a)	if the breach relates to goods:

(i)	the replacement of the goods or the supply of equivalent goods;

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

(ii)	the repair of such goods;

(iii)	the payment of the cost of replacing the goods or of acquiring equivalent goods; or

(iv)	the payment of the cost of having the goods repaired; and

(b)	if the breach relates to services:

(i)	the supplying of services again; or

(ii)	the payment of the cost of having the services supplied again.

8.6.	Where MyFiziq elects to repair goods, the Licensee agrees that the goods may be replaced by refurbished goods of the same type rather than being repaired and refurbished parts may be used to repair goods. The Licensee acknowledges that where the goods are repaired and are capable of retaining user-generated data, it is possible that the repair of the goods may result in loss of data.

8.7.	Any warranty against defects provided by MyFiziq to the Licensee as a 'consumer' under the Australian Consumer Law is in addition to other rights and remedies of the Licensee under a law in relation to the goods or services to which the warranty relates.

8.8.	All conditions, warranties and guarantees implied in this Commercial Contract are excluded, to the extent possible by law.

9.	MyFiziq’s insurance obligations

9.1.	For the duration of this Commercial Contract MyFiziq must:

(a)	Take out and maintain appropriate public liability and indemnity insurance with a minimum limit of A$10,000,000. MyFiziq to provide copies of the relevant certificates of currency of insurance to the Licensee upon request.

10.	Indemnity from MyFiziq for third party IP infringement claims

10.1.	MyFiziq agrees to indemnify the Licensee against any loss and damage that may be incurred by the Licensee directly as a result of a claim that the Licensee's use of the Licensed SDKs in accordance with this Commercial Contract breaches the Intellectual Property Rights of any third party ("IP Claim"), provided that:

(b)	the Licensee notifies MyFiziq immediately upon receipt by the Licensee of notice of any IP Claim or upon the Licensee suspecting or having reasonable cause to suspect that such an IP Claim may be made;

(c)	the Licensee not making any admission or settlement of such IP Claim without MyFiziq's prior written consent;

(d)	the Licensee giving MyFiziq sole control of the defence and any negotiations for compromise; and

(e)	the Licensee providing such assistance as MyFiziq reasonably requires.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

10.2.	If the Licensed SDKs become the subject of any such IP Claim referred to in sub- clause 10.1, the Licensee must permit MyFiziq if, and as MyFiziq considers appropriate:

(a)	to replace all or part of the Licensed SDKs with functionally equivalent SDK; and/or

(b)	to modify the Licensed SDKs as necessary to avoid such claim; and/or

(c)	to procure a license from the relevant complainant to continue using the Licensed SDKs.

10.3.	If in the above circumstances MyFiziq is unable to procure for the Licensee the right to continue using the Licensed SDKs, or to provide the Licensee with functionally equivalent non-infringing SDK, or to modify the Licensed SDKs as necessary to avoid the IP Claim, this Commercial Contract and the licenses granted by MyFiziq to the Licensee under this Commercial Contract may be terminated by MyFiziq at any time.

10.4.	MyFiziq shall have no liability under this Commercial Contract or otherwise for any claim of Intellectual Property Rights infringement in respect of the Licensed SDKs to the extent such claim is caused by or arises out of:

(a)	the Licensee's use of the Licensed SDKs in combination with Licensed SDKs or hardware not supplied or approved in writing by MyFiziq;

(b)	any modification or enhancement of or to the Licensed SDKs made by the Licensee or any third party;

(c)	use of any version of the Licensed SDKs other than specified in the Software Development Kit EULA clauses 3.1 SDK Versions and 3.2 SDK Support of the EULA, if such claim could have been avoided by the use of such latest supplied version;

(d)	where the claim for infringement arises in respect of a feature of the Licensed SDKs which was requested by the Licensee or which is specified in any requirements specification provided to MyFiziq by the Licensee which sets out the Licensee's requirements for the Licensed SDKs;

(e)	the Licensee Materials; or

(f)	the Licensee's breach of this Commercial Contract.

11.	Indemnity from Licensee

11.1.	The Licensee indemnifies MyFiziq in respect of all and any loss and damage incurred by MyFiziq as a result of any breach by the Licensee of its obligations under this Commercial Contract or as a result of any Licensee Materials. The Licensee warrants that all Licensee Materials, and all use thereof by MyFiziq for the purposes of this Commercial Contract, will not infringe the rights of any person or breach any law or regulation.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Confidentiality

11.2.	Each party agrees and acknowledges that it may receive confidential information of the other party during the Term of this Commercial Contract ("Confidential Information").

11.3.	The Licensee agrees and acknowledges that the Licensed SDKs, Platform and Documentation constitutes and contains confidential and proprietary information of MyFiziq.

11.4.	MyFiziq agrees and acknowledges that the Licensee Materials constitutes and contains confidential and proprietary information of the Licensee.

11.5.	Each party (the first party) agrees and acknowledges to take all prudent steps to ensure that the Confidential Information of the other party will be received and held by the first party in strict confidence and will not be disclosed by the first party, except:

(a)	with the prior written consent of the other party;

(b)	where disclosed to the employees or professional advisors of the first party on a confidential basis;

(c)	as required by the rules of any stock exchange; or

(d)	as required by a court of competent jurisdiction, and then, only to the extent required, and provided that the first party must promptly notify the other party of such requirement of disclosure and provide full particulars to the other party of the disclosure.

11.6.	Confidential Information does not include any information:

(a)	that is independently developed, obtained or known by a party, without breaching any obligation of confidence to the other party; or

(b)	that is in the public domain, except where due to a breach of this Commercial Contract or any breach of any obligation of confidence.

12.	Termination

12.1.	Either party may terminate this Commercial Contract if the other party (the "Defaulting Party") is in material breach of this Commercial Contract and the breach is not capable of remedy, or where the breach is capable of remedy and the Defaulting Party fails to remedy the breach within thirty (30) days of notice.

12.2.	Either party may terminate this Commercial Contract by written notice to the other party if the other party suffers an Insolvency Event.

12.3.	The Licensee may terminate this Commercial Contract by providing ninety (90) days written notice to MyFiziq in the event:

(a)	Licensee sells its business, or

(b)	if a majority of the shares in the Licensee are acquired by a third party.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

12.4.	Upon termination of this Commercial Contract, Licensee shall pay all monies or Fees specified in Schedule 1 owed and due up to unpaid Fees specified in Schedule 1, up till the date of termination of this Commercial Contract. Any provisions of this Commercial Contract that, in order to fulfil the purposes of such provisions, need to survive the termination or expiration of this Commercial Contract, shall be deemed to survive for as long as necessary to fulfil such purposes.

12.5.	Termination does not affect any accrued rights of either party.

13.	Notices

13.1.	A notice under this Commercial Contract shall be sent by hand delivery, post or email, using the address specified at the top of the first page of this Commercial Contract or the email address for the recipient’s Representative specified in Schedule 1.

13.2.	Any notice issued by hand shall be deemed delivered upon delivery.

13.3.	Any notice issued by post shall be deemed delivered five (5) Business Days after posting if posted domestically, or twenty (20) Business Days after posting if posted internationally.

13.4.	Any notice issued via email shall be deemed to be delivered upon the email being successfully sent, provided that if an email is sent out of Business Hours, it shall be deemed to be delivered at 9am on the next business day.

14.	Dispute Resolution

14.1.	If a dispute arises between the parties out of or relating to this Commercial Contract ("Dispute"), any party to the Dispute must seek to resolve it strictly in accordance with the provisions of this clause. Compliance with the provisions of this clause is a condition precedent to seeking relief in any court in respect of the Dispute, except as otherwise provided in this clause.

14.2.	A party seeking to resolve a Dispute must notify the existence and nature of the Dispute to the other party ("Notification"). Upon receipt of a Notification, each party must refer resolution of the Dispute to their chief executives (or nominees).

14.3.	If the Dispute has not been resolved within one (1) calendar month of the Notification, then each party will be entitled to pursue such course of action as it determines.

14.4.	Nothing in this clause shall limit either party's right to seek urgent interlocutory relief from any court of competent jurisdiction at any time.

15.	General

15.1.	Amendment: This Commercial Contract may only be amended by a written document signed by the parties.

15.2.	Further Assurance: Each party shall sign and execute and do all deeds, acts, and things as may reasonably be required by the other party to carry out and give effect to the terms and conditions of this Commercial Contract.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

15.3.	Assignment: Each party (the first party) may not assign, transfer, license or novate its rights or obligations under this Commercial Contract without the prior written consent of the other party.

15.4.	Costs: Each party shall bear its own costs of and incidental to the preparation, negotiation and execution of this Commercial Contract.

15.5.	Severability: If any provision of this Commercial Contract is deemed invalid by a court of competent jurisdiction, the remainder of this Commercial Contract shall remain enforceable.

15.6.	Relationship: The parties are independent contractors and this Commercial Contract does not create any relationship of partnership, joint venture, or employer and employee or otherwise.

15.7.	Australian Consumer Law: The exclusions and limitations of liability set out in this Commercial Contract shall apply to the fullest extent permissible at law, but the parties do not exclude or limit liability which may not be excluded or limited by law. Without limiting the foregoing provisions, MyFiziq does not exclude liability under the Australian Consumer Law which is prohibited from being excluded. The parties acknowledge and agree that the limitations and exclusions of liability contained in this Commercial Contract constitute an allocation of risks that form part of the negotiated commercial terms of this Commercial Contract.

15.8.	Waiver: A provision of, or right under, this Commercial Contract may only be waived in writing signed by the party granting the waiver. A failure or delay in exercise, or partial exercise, of a power, right, authority or remedy arising from a default or breach under this Commercial Contract does not result in a waiver of that power, right, authority or remedy.

15.9.	Counterparts: This Commercial Contract may be executed in counterparts and by electronic mail counterparts provided that no binding agreement shall be reached until the executed counterparts are exchanged.

15.10.	Jurisdiction: This Commercial Contract will be interpreted in accordance with the laws in force in Western Australia. The parties irrevocably submit to the exclusive jurisdiction of the courts situated in Western Australia in relation to any dispute concerning this Commercial Contract.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

If the terms and conditions set out above are acceptable, please execute this Commercial Contract in the appropriate place below.

Signed as an agreement.

Signed for and on behalf of Body Composition Technologies Pty Limited by its authorised representative:

/s/ Martin Otway
Martin Otway (Director)

EXECUTED by MYFIZIQ LTD	)
ACN 602 111 115)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

/s/ Vlado Bosanac	/s/ David Tabb
Signature of director	Signature

Vlado Bosanac (CEO)	David Tabb (COO)
Name of director	Name of Chief Operations Officer

Schedule 1

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Licensee Field The medical, insurance and medical research sectors

Licensed SDKs: MyFiziq will supply the following iOS & Android SDKs:

●	Image Capture SDK
●	Input SDK
●	Onboarding SDK
●	Track SDK
●	Profile SDK
●	Billing SDK
●	Support SDK.

Platform: In conjunction with the Licensed SDKs, MyFiziq will also supply the following:

●	Cloud based Anthropometric measurement inference utilizing the following services:

o	AWS (Amazon Web Services) Lambda
o	AWS S3
o	AWS Cognito
o	AWS CloudFront
o	AWS DynamoDB
o	AWS API Gateway**

Refer to the Data Processing Agreement for specific MyFiziq cloud services architecture information.

Data Protection: MyFiziq data is encrypted ‘in Flight’ and ‘At Rest’ and incorporates the following data protection:

●	Data sent using TLS 1.2 (TLS_ECDHE_RSA_WITH_AES_128_GCM_SHA256)

●	Data securely stored in AWS S3 using SSE-S3 encryption (AES256)
●	Data Residency
●	Monitoring and Logging: AWS CloudWatch, Datadog (via managed service)
●	Identity and Access Control: AWS IAM, AWS Cognito.

Documentation: Documentation includes:

SDK Documentation

●	iOS SDK documentation
●	Android SDK documentation.

Support Documentation as set out in Schedule 1 – Support & Service Levels of the Support Agreement.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Commencement Date:	01/04/2019

Initial Term	24 Months.

Fees:	The Fees are: the BCT re-imbursement charges that include but are not limited to: office rent, AWS tenancy monthly fees, backend managed services monthly fees, utilisation of MyFiziq staff for day to day business, research and technical capabilities as per the rate card in Schedule 2 – Additional Fees.

Fees Currency:	All Fees will be charged in A$ Dollars.

Payment Terms:	Submission of Invoices:

MyFiziq will generate an invoice on the first day of each month for the previous month’s Fees.

Invoice Delivery Method:

On the first day of each month, invoices will be sent electronically to the Licensee’s Representative’s email address.

Invoice Due Date

Invoices shall be paid within fourteen (14) calendar days of the invoice date.

Accepted Payment Methods:

Electronic Funds Transfer. The Licensee is to bear all bank charges related to payment.

Payment Disputes:

Licensee shall notify MyFiziq in writing of any payment dispute, include detailed information on the basis of the dispute, prior to the due date of any invoice. Failure to provide such notification prior to the due date of an invoice shall constitute a waiver by the Licensee of any such dispute. If MyFiziq engages an attorney to enforce this Commercial Contract, and a court rules in MyFiziq’s favour, the Licensee agrees to pay MyFiziq’s reasonable attorneys’ fees, court costs, expert fees, and other litigation expenses.

Late Payment Notices:

A late payment notice will be issued by MyFiziq to the Licensee’s Representative’s email address in the event an invoice is unpaid by the Invoice Due Date.

The first late payment notice will be issued by MyFiziq to the Licensee’s Representative’s email address seven (7) days after the Invoice Due Date in the event an invoice is unpaid.

The second late payment notice will be issued by MyFiziq to the Licensee’s Representative’s email address fourteen (14) days after the Invoice Due Date in the event an invoice is unpaid.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Demand Notice:

A Demand notice is a final reminder letter that an invoice has not been paid by the Licensee prior to MyFiziq taking legal action. A Demand Notice will be issued by MyFiziq to the Licensee’s Representative’s email address fourteen (14) days after the second Late Payment Notice in the event the invoice has not been paid.

Right to Payment.

Licensee shall reimburse MyFiziq for all costs, including reasonable attorney’s fees, court costs, and other fees, in the event MyFiziq incurs same in an effort to enforce its rights, including its right to payment, under this Commercial Contract.

MyFiziq's Representative	COO | David Tabb | +61 422 052 805 | david@myfiziq.com

Licensee's	Martin Otway
Representative	P: +65 9199 9278
E: martin@bodycompositiontech.com
81 Anson Road / Suite 8.22 / Singapore 079908

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Schedule 2

Additional Fees

Professional Services

Staff Name	Role	MYQ Base Rate	Charge Factor	BCT Charge Rate
Terence	CTO	$134.77	2	$269.54
Amar	CSO	$134.77	2	$269.54
Dave	COO	$98.27	1.5	$147.40
Ryan	CDO	$67.38	2	$134.77
Steve	CFO	$84.23	1.5	$134.76
Phil	Senior iOS Engineer	$78.62	2	$157.23
Sean	iOS Engineer	$56.15	1.75	$98.27
Amita	iOS Engineer	$47.73	1.75	$83.53
Tim	QA	$49.13	2	$98.27
Luke	Cloud Developer	$67.38	2	$134.77
Adam	Senior Android Engineer	$73.00	2	$146.00
Nigel	Android Engineer	$61.77	2	$123.54
Sam	Android Engineer	$47.73	2	$95.46
Victoria	Android Developer	$47.73	2	$95.46
Neeraj	MLCV Engineer	$70.19	1	$70.19

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Schedule 3

THIS COMMERCIAL CONTRACT is made the                 day of                20[xx]

BETWEEN

MYFIZIQ LIMITED (ABN 85 602 111 115) of Unit 5, 71-73 South Perth Esplanade, South Perth Western Australia 6151 (Licensor);

AND

[Insert Licensee Company Name] [ABN] of [Insert Licensee Company Address] (“Licensee”).

RECITALS

A.	The Parties have entered into a Commercial Contract dated on or about [XX] [month] 2019 (Original Commercial Contract).

B.	Clause 3 of the Original Commercial Contract provides for the Parties to enter into Additional Commercial Contracts.

C.	The Licensor has agreed to licence the Licensed SDKs to the Licensee on the terms of this Agreement, which is an Additional Commercial Contract for the purposes of the Original Commercial Contract.

IT IS AGREED as follows:

(a)	This Agreement is an Additional Commercial Contract for the purposes of the Original Commercial Contract.

(b)	The terms and conditions of the Original Commercial Contract are incorporated into and apply to this Additional Commercial Contract with the necessary changes.

(c)	The key terms of the Licence granted under this Additional Commercial Contract are as follows (which shall apply as the Licence Schedule for the purposes of this Additional Commercial Contract):

1.	Licensee Products

[insert]

2.	Licensed SDKs

[insert]

3.	Platform

[insert]

4.	Data Protection

[insert]

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

5.	Documentation

[insert]

6.	Commencement Date

[insert]

7.	Initial Term

[insert]

8.	Fees

[insert]

9.	Fees Currency

[insert]

10.	Payment Terms

[insert]

11.	Monthly Subscriber Fees

[insert]

12.	Additional Fees

[insert]

EXECUTED by the Parties as an agreement.

[Note: Signing blocks from final Commercial Contract to be inserted for each Additional Commercial Contract entered into. Signing blocks have been removed from this Schedule in the final Commercial Contract to avoid confusion.]

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Schedule 4

COMMERCIAL CONTRACT REFERENCE: BCT010XX

This BCT Software Development Kit End User License Agreement(“EULA”) is made and entered into, by and between Body Composition Technologies Pty Ltd Limited ABN 17 620 646 531of Unit 5, 71 - 73 South Perth Esplanade, South Perth Western Australia 6151 Australia (“BCT”) and [Insert Licensee Company Name] [ABN] of [Insert Licensee Company Address] (“Licensee”).

By downloading and/or using the BCT Software Development Kit and/or any update and/or upgrade to the BCT Software Development Kit (the “SDK”), the Licensee will be deemed to have wholly and unconditionally agreed to be legally bound by the terms and conditions of this EULA. If the Licensee does not wish to accept the following terms and conditions, the Licensee must not and cannot download and/or use the SDK for any purpose and must immediately delete the SDK from all Licensee computer systems and electronic devices.

TERMS AND CONDITIONS:

(Note: please see clause 12 for definitions and interpretation provisions)

2.	Licence

2.1.	The SDK comprises a set of software development tools that allows the creation of applications (“Applications”) incorporating BCT’s image capture, avatar creation and circumference measurement production processes. The software development tools include libraries (including a binary library), documentation, sample code (including Example-ObjC, which is provided as source code for the sake of providing an example integration of the SDK into an Application; and Example-Swift (which is the same as Example-ObjC, just a Swift code version)) and other materials supplied to the Licensee via BCT in connection with those software development tools (collectively, “BCT Licensed IP”). For the avoidance of doubt, the SDK includes the BCT Licensed IP.

2.2.	BCT hereby grants to the Licensee a non-exclusive, non-assignable, non-sublicensable licence for the Term for the Licensee to use the SDK to create Applications incorporating BCT Licensed IP in accordance with the Documentation (the "Licence").

2.3.	The Licensee must not use the SDK or any BCT Licensed IP in any way other than pursuant to the License, except with respect to any parts of the BCT Licensed IP that BCT may elect to release to the Licensee as open source software under the Apache 2.0 license. If BCT so elects to release to the Licensee any parts of the BCT Licensed IP as open source software under the Apache 2.0 license, the Licensee must only use those parts of the BCT Licensed IP pursuant to the Apache 2.0 license. The Licensee agrees and acknowledges that certain parts of the SDK comprise of Open Source Software and the Licensee’s use of those parts of the SDK is governed by the applicable Open Source Licenses. Those applicable Open Source Licenses and the components of the SDK that are governed by those Open Source Licenses are as follows:

●	AFNetworking - [MIT - https://github.com/AFNetworking/AFNetworking
●	GBDeviceInfo - [Apache 2.0] -
●	PureLayout - [MIT] - https://github.com/PureLayout/PureLayout/blob/master/LICENSE
●	AWS-SDK-IOS - [Apache 2.0] - https://github.com/aws/aws-sdk-ios
●	InterfaCSS - [MIT] - https://github.com/tolo/InterfaCSS

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

●	SHEmailValidator - [Apache 2.0] - https://github.com/spothero/SpotHeroEmailValidator-iOS
●	Lottie - [Apache 2.0] - https://github.com/airbnb/lottie-ios
●	JBChartView - [Apache 2.0] - https://github.com/Jawbone/JBChartView
●	JWT - [MIT] - https://github.com/yourkarma/JWT
●	OpenCV - [BSD] - https://github.com/opencv/opencv
●	Tiny-AES-c - [Unlicense] - https://github.com/kokke/tiny-AES-c
●	Jsoncpp - [MIT] - https://github.com/open-source-parsers/jsoncpp
●	RCP Dev_Tones - https://rcptones.com/dev_tones/#tab-id-13

3.	Licence Restrictions

3.1.	Subject to clause 2.3, if the Licensee has entered into a Commercial Contract with BCT, the Licensee must not use the SDK except pursuant to the Commercial Contract.

3.2.	Subject to clause 2.3, the Licensee must not do or authorise the commission of any act that would or might invalidate or be inconsistent with BCT's Intellectual Property Rights in the SDK. Without limiting the foregoing provisions, the Licensee agrees and acknowledges that the Licensee must not and shall not, and will not permit any person to (unless expressly permitted under any provision of the Commercial Contract or this EULA):

(a)	license, sublicense, resell, on-sell, assign, transfer, distribute, or provide others with access to, the SDK;

(b)	"frame", "mirror" or serve any of the SDK on any web server or other computer server over the Internet or any other network; or

(c)	copy, alter, modify, create derivative works from, reproduce, distribute, resell, transfer to a third party, reverse assemble, disassemble, reverse engineer, decompile, reverse compile or enhance the SDK (except as expressly permitted by the Copyright Act 1968 (Cth)).

3.3.	The Licensee must not use the SDK in any way which is in breach of any statute, regulation, law or legal right of any person.

4.	SDKs

4.1.	SDK versions

(a)	BCT follow’s the Semantic Versioning 2.0.0 scheme where a version number comprises of: MAJOR.MINOR.PATCH.

(b)	MAJOR indicates the year, eg: `Version 19.x.x` is a version released in year 2019.

(c)	MINOR either indicates the Long-Term Support (LTS) (guaranteed 12-month support) version if it equals 1, anything else is variably supported. Eg: `Version 19.1.x` is the LTS, and anything else `Version 19.0.x` or `Version 19.2.x` only has latest as supported.

(d)	PATCH is for interface non-breaking bug fixes, so throughout the year LTS will have updates, eg: `Version 19.0.1`, etc...

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

4.2.	SDK support

(a)	BCT will support LTS versions for 12 months unless BCT deem an update is required. In the event an update is required the Licensee will be notified and provided a 6- month grace period to update to the new LTS SDK version (“SDK Support”).

4.3.	SDK implementation audit

(a)	Once Product Integration is complete of either initial Licensed SDKs or SDK version update(s), the Licensee agrees to allow BCT access to a pre-release version of the Licensee Products integrated with the Licensed SDKs, for the purpose of conducting an implementation audit (“SDK Implementation Audit”) as documented in Schedule 1 - SDK Implementation Audit Checklist.

(b)	In the event BCT deems an SDK implementation audit is not required, the Licensee has the option to request a SDK implementation audit.

(c)	From the date the Licensee notifies BCT that the Licensee Products integrated with the Licensed SDKs are ready for implementation audit, BCT has 5 Business Days to conduct the audit and provide an audit report.

(d)	From the date that BCT submits the audit report to the Licensee, the Licensee has 10 Business Days to either challenge or rectify any SDK audit Non-Conformance’s prior to releasing the Licensee Products integrated with the Licensed SDKs to Licensee users.

5.	Ownership of Intellectual Property

5.1.	If BCT has entered into a Commercial Contract with the Licensee, the ownership of Intellectual Property connected with this Agreement is as set out in the Commercial Contract.

5.2.	If BCT has not entered into a Commercial Contract with the Licensee, the ownership of Intellectual Property in connection with this Agreement will be dealt with in accordance with the following clauses:

(a)	The Licensee agrees and acknowledges that this EULA does not transfer or assign any Intellectual Property Rights to the Licensee.

(b)	As between the Licensee and BCT, BCT owns all Intellectual Property Rights in the SDK and the Documentation.

(c)	Subject to clause 2.3, the Licensee has no rights in the SDK or the Documentation or in any modification or enhancement thereof, other than the rights granted to the Licensee pursuant to the Licence.

(d)	The Licensee must not take any step to invalidate or prejudice BCT's Intellectual Property Rights in the SDK or the Documentation or otherwise. Without limiting the foregoing provisions, the Licensee must not register any security interest or purchase money security interest on the Personal Property Securities Register, or otherwise encumber or charge the Licensee’s rights in respect of the SDK or the Documentation or under any licence granted by BCT to the Licensee.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

6.	Liability

6.1.	Neither party is liable to the other party for any indirect, incidental, special or consequential loss or damage incurred by the other party, including liability for loss of profits, loss of business opportunity, loss of savings, or loss of data, even if the party has been advised of the possibility thereof.

6.2.	To the maximum extent possible by law, we shall also have no liability for any direct loss or damage (i.e for any loss which falls under the first limb of Hadley v Baxendale (1854) 9 ex 341 being that which arises naturally, according to the usual course of things).

6.3.	The SDK may come with implied non-excludable guarantees which are regulated by the Australian Consumer Law. The extent of the implied guarantees depend on whether the Licensee is a ‘consumer’ of goods or services within the meaning of that term pursuant to the Australian Consumer Law as amended. Where the Licensee is a ‘consumer’ for the purposes of the Australian Consumer Law, BCT is required to provide and shall be deemed to have provided the following mandatory statement to the Licensee: “Our goods come with guarantees that cannot be excluded under the Australian Consumer Law. The Licensee is entitled to a replacement or refund for a major failure and for compensation for any other reasonably foreseeable loss or damage. The Licensee is also entitled to have the goods repaired or replaced if the goods fail to be of acceptable quality and the failure does not amount to a major failure.”

6.4.	If the SDK is supplied to the Licensee in the Licensee’s capacity as a 'consumer' within the meaning of that term in the Australian Consumer Law as amended the Licensee will have the benefit of certain non-excludable rights and remedies in respect of the SDK and nothing in this EULA excludes or restricts or modifies any condition, warranty, guarantee, right or remedy which pursuant to the Competition and Consumer Act 2010 (Cth) is so conferred. However, if the SDK is subject to a non-excludable condition, warranty, guarantee, right or remedy implied by the Australian Consumer Law and the SDK is not ordinarily acquired for personal, domestic or household use or consumption, then pursuant to s 64A of the Australian Consumer Law, BCT limits its liability for its breach of any such non-excludable warranty, guarantee, right or remedy implied by the Australian Consumer Law (other than a guarantee implied by sections 51, 52 or 53 of the Australian Consumer Law) or expressly given by BCT to the Licensee, in respect of the SDK, at BCT’s option, to one or more of the following:

(a)	if the breach relates to goods:

(v)	the replacement of the goods or the supply of equivalent goods;

(vi)	the repair of such goods;

(vii)	the payment of the cost of replacing the goods or of acquiring equivalent goods; or

(viii)	the payment of the cost of having the goods repaired; and

(b)	if the breach relates to services:

(iii)	the supplying of the services again; or

(iv)	the payment of the cost of having the services supplied again.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

6.5.	If BCT elects to repair goods, the goods may be replaced by refurbished goods of the same type rather than being repaired. Refurbished parts may be used to repair goods. The Licensee acknowledges that where the goods are repaired and are capable of retaining user-generated data, it is possible that the repair of the goods may result in loss of data.

6.6.	Any warranty against defects provided by BCT to the Licensee as a ‘consumer’ under the Australian Consumer Law is in addition to other of the Licensee’s rights and remedies under a law in relation to the goods or services to which the warranty relates.

6.7.	Except with respect to any non-excludable warranty, guarantee, right or remedy that may be implied by the Australian Consumer Law into this EULA, all conditions, warranties and guarantees implied in this EULA are excluded, to the extent possible by law.

7.	Indemnity

7.1.	Each party must indemnify, defend and hold the other party and its affiliates, officers, directors, personnel, staff, suppliers, licensees, and other customers harmless from and against any and all liability, loss and costs, including reasonable attorneys' fees incurred by such parties, in connection with or arising out of:

(a)	the first party’s violation of this EULA; and/or

(b)	the first party’s breach of any applicable laws or regulations.

8.	Confidentiality

8.1.	Each party to this EULA agrees and acknowledges that it may receive confidential information of the other party during the Term of this EULA ("Confidential Information").

8.2.	The Licensee agrees and acknowledges that the Documentation and the SDK constitutes and contains confidential and proprietary information of BCT.

8.3.	Each party (the “first party”) agrees and acknowledges to take all prudent steps to ensure that the Confidential Information of the other party will be received and held by the first party in strict confidence and will not be disclosed by the first party, except:

(a)	with the prior written consent of the other party;

(b)	where disclosed to the employees or professional advisors of the first party on a confidential basis;

(c)	as required by the rules of any stock exchange; or

(d)	as required by a court of competent jurisdiction, and then, only to the extent required, and provided that the first party must promptly notify the other party of such requirement of disclosure and provide full particulars to the other party of the disclosure.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

8.4.	Confidential Information does not include any information:

(a)	that is independently developed, obtained or known by a party, without breaching any obligation of confidence to the other party; or

(b)	that is in the public domain, except where due to a breach of this EULA or any breach of any obligation of confidence.

9.	Term and Termination

9.1.	If BCT has entered into a Commercial Contract with the Licensee, the Licensee and BCT each have the right to terminate this EULA pursuant to the Commercial Contract.

9.2.	The Licensee and BCT each may terminate this EULA at any time without notice for any reason or no reason.

9.3.	Irrespective of whether BCT has or has not entered into a Commercial Contract with the Licensee, BCT may terminate this EULA at any time without notice for the Licensee’s breach of this EULA if the Licensee fails to comply with any term or condition of this EULA at any time.

9.4.	This EULA will automatically and immediately terminate upon expiry of the Term.

9.5.	Upon termination, the Licensee must immediately uninstall and cease use of the SDK, and destroy all copies of it that are in the Licensee’s possession or control. Further, the Licensee must ensure that all copies of the SDK that the Licensee have provided to any person at any time are also uninstalled and no longer used at any time upon termination of this EULA.

9.6.	Termination of this EULA does not affect any of the Licensee’s or BCT’s accrued rights.

10.	Dispute Resolution

10.1.	If BCT has entered into a Commercial Contract with the Licensee, any dispute in connection with this Agreement will be dealt with in accordance with the dispute resolution clauses as set out in the Commercial Contract.

10.2.	If BCT has not entered into a Commercial Contract with the Licensee, any dispute in connection with this Agreement will be dealt with in accordance with the following dispute resolution clauses:

(a)	If a dispute arises between the Licensee and BCT out of or relating to this EULA ("Dispute"), any party to the Dispute must seek to resolve it strictly in accordance with the provisions of this clause. Compliance with the provisions of this clause is a condition precedent to seeking relief in any court in respect of the Dispute, except as otherwise provided in this clause.

(b)	A party seeking to resolve a Dispute must provide written notice of the existence and nature of the Dispute to the other party ("Notification"). Upon receipt of a Notification, each party must refer resolution of the Dispute to their chief executives (or nominees).

(c)	If the Dispute has not been resolved within one (1) calendar month of the Notification, then each party will be entitled to pursue such course of action as it determines.

(d)	Nothing in this clause shall limit either party's right to seek urgent interlocutory relief from any court of competent jurisdiction at any time.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

11.	General

11.1.	Amendment: The Licensee may not amend this EULA. BCT may amend this EULA at any time. Any such amendments will take effect 3 Business Days after BCT notifies the Licensee of them. If the Licensee is not satisfied with the amendments made by BCT to this EULA the Licensee the Licensee must terminate this EULA by written notice to BCT within 2 Business Days after the Licensee is notified of the amendments.

11.2.	Assignment: The Licensee may not assign, transfer, license or novate the Licensee’s rights or obligations under this EULA without BCT’s prior written consent. BCT may assign or novate its rights or obligations at any time in connection with the sale or merger of BCT’s business, shares, Intellectual Property Rights or other assets.

11.3.	Severability: If any provision of this EULA is deemed invalid by a court of competent jurisdiction, the remainder of this EULA shall remain enforceable.

11.4.	Relationship: The Licensee and BCT are independent contracting entities and this EULA does not create any relationship of partnership, joint venture, or employer and employee or otherwise.

11.5.	Australian Consumer Law: The exclusions and limitations of liability set out in this EULA shall apply to the fullest extent permissible at law, but the parties do not exclude or limit liability which may not be excluded or limited by law. Without limiting the foregoing provisions, BCT does not exclude liability under the Australian Consumer Law which is prohibited from being excluded. The parties acknowledge and agree that the limitations and exclusions of liability contained in this EULA constitute an allocation of risks that form part of the commercial terms of this EULA.

11.6.	Entire agreement: This EULA (and the Commercial Contract, if any) constitutes the entire agreement between the parties and to the extent possible by law, supersedes all prior understandings, representations, arrangements and licences between the parties regarding its subject matter.

11.7.	Jurisdiction: This EULA will be interpreted in accordance with the laws in force in Western Australia. The parties irrevocably submit to the non-exclusive jurisdiction of the courts situated in Western Australia.

12.	Definitions and Interpretation

12.1.	Definitions

In this EULA, the following words have the following meanings, unless expressly agreed in writing to the contrary by the Licensee and BCT:

Applications means as defined in clause 2.1.

Australian Consumer Law means schedule 2 to the Competition and Consumer Act 2010 (Cth).

Business Day means Monday – Friday excluding public holidays in Western Australia.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Business Hours means 9:00am – 5:00pm on Business Days.

Commencement Date means the date that the Licensee first uses, executes or accesses the SDK or if there is a Commercial Contract, the commencement date set out in that Commercial Contract.

Confidential Information means as defined in clause 0.

Documentation means any documents, user guides and/or explanatory materials supplied by BCT with or in connection to the SDK.

Force Majeure Event means war, strike, lockout, natural disaster, flood, earthquake, act of God, or other circumstances beyond the reasonable control of BCT.

Insolvency Event means: (a) where the party is an individual, that party commits an act of bankruptcy or is declared bankrupt or insolvent or that party's estate otherwise becomes liable to be dealt with under any law relating to bankruptcy or insolvency; or (b) where the party is a company, (b) the party ceases to (or is unable to) pay its creditors (or any class of them) in the ordinary course of business, (c) a receiver, receiver and manager, administrator, liquidator or similar officer is appointed to the party, (d) the party enters into, or resolves to, enter into, a scheme or arrangement, compromise or composition with any class of creditors; (e) a resolution is passed or an application to a court is taken for the winding up, dissolution or administration of the party, (f) any liquidator, receiver or manager enters into possession of any of the assets of the party, (g) the party applies for, consents to, or acquiesces in the appointment of a trustee or receiver, or (h) except to reconstruct or amalgamate while solvent on terms approved by the other party, the party enters into or resolves or proposes to enter into a scheme of arrangement, compromise or re-construction with any of its creditors or members.

Intellectual Property Rights means all copyright, trademark rights, patent rights, and design rights, whether registered or unregistered, and all other rights to intellectual property as defined under article 2 of the convention establishing the World Intellectual Property Organization, and all rights to enforce any of the foregoing rights.

Licence means as set out in clause 2.2.

Licensee Products means as set out in Schedule 1 of the Commercial Contract. Licensed SDKs means as specified in Schedule 1 of the Commercial Contract. BCT Licensed IP means as defined in clause 2.1.

Personal Property Securities Register means the Personal Property Securities Register established under the Personal Property Securities Act 2009 (Cth).

Product Integration means the integration of the Licensed SDKs into the Licensee Products, including all associated design, development, testing and implementation under a Commercial Contract between the parties.

Term means twelve (12) months from the Commencement Date, unless there is a Commercial Contract in place, in which case the Term shall be as defined in the Commercial Contract.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

12.2.	Interpretation

In this EULA:

(a)	Headings and underlining’s are for convenience only and do not affect the construction of this EULA.

(b)	A provision of this EULA will not be interpreted against a party because the party prepared or was responsible for the preparation of the provision, or because the party's legal representative prepared the provision.

(c)	Currency refers to Australian Dollars.

(d)	A reference to a statute or regulation includes amendments thereto.

(e)	A reference to a clause, subclause or paragraph is a reference to a clause, subclause or paragraph of this EULA.

(f)	A reference to a subclause or paragraph is a reference to the subclause or paragraph in the clause in which the reference is made.

(g)	The recitals are correct and form part of this EULA.

(h)	A reference to time is to time in Western Australia.

(i)	A reference to a person includes a reference to an individual, a partnership, a company, a joint venture, government body, government department, and any other legal entity.

(j)	The words "includes", "including" and similar expressions are not words of limitation.

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com

MYFIZIQ COMMERCIAL CONTRACT

Schedule 1

SDK Implementation Audit Checklist

Auditor name: ___________________________________________________________

Licensee Company Name: ________________ Audit Date:_________________________

Licensed SDK(s) audited (include version numbering):

☐	Within the implemented BCT Licensed SDKs there are no bugs or UX/UI blockers (eg all buttons work)
☐	No offensive language
☐	No unreadable text
☐	New User - Able to create a new account
☐	New User - Able to create first avatar
☐	Returning user – Able to create second avatar
☐	6 avatar accuracy test - minimum 97% average accuracy in comparison to ISAK physical measurements
☐	6 avatar repeatability test – minimum 97% average repeatability test

Note: This checklist is to be used for initial Product Integration and, at the discretion of BCT may be used on any subsequent SDK version updates.

There were _____ Non-Conformance’s in this audit.

Description of Non-Conformance’s (write N/A if 0)

Comments (if applicable)

Auditor Signature: ________________________________________________________

Licensee Representative Name: ______________________________________________

Licensee Representative Signature: ___________________________________________

Unit 5, 71-73 South Perth Esplanade | South Perth | 6151 | Western Australia

ABN 85 602 111 115 | www.MyFiziq.com